Robert M. McSherry, MAI
                                              Administrative Services
                                              3760 Chelsea Drive
                                              Baton Rouge, Louisiana 70809

Phone (504)924-8093



January 22, 1999


Mr. Bill Martin, III
MMR Investment Bankers
P.O. Box 781440
Wichita, Kansas 67278-1440

RE:     Biltmore Group of Louisiana, LLC

Dear Mr. Martin:

This letter is to acknowledge permission for Biltmore Group of Louisiana, L.L.C. and MMR Investment Bankers to copy or reproduce the Summary Appraisal Report of the existing 28 independent living units located at 78 Canyon Diable, Sedona, Arizona, dated January 10, 1999, for use with investors and in the Registration Statement on form SB-2 pursuant to Regulation SB.

Please note that this appraisal contains a number of conditions upon which the value is based and these conditions must be made a part of any correspondence affecting the subject property.

Respectfully,

/S/ROBERT M MCSHERRY

Robert M. McSherry, MAI

RMM:je